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                             HOFFMAN, McBRYDE & CO., P.C.
                             CERTIFIED PUBLIC ACCOUNTANTS
                                    DALLAS, TEXAS





Securities and Exchange Commission
450 5th Street, N. W.
Washington, D. C.  20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Polish Telephones and Microwave Corporation dated October 28, 1996.


               /s/  Hoffman, McBryde & Co., P.C.


October 28, 1996